Exhibit 23.3
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We hereby consent to the incorporation by reference in Registration Statement No. 333-121434 on Form S-8 of Great Wolf Resorts, Inc. of our report dated March 31, 2009, relating to the consolidated financial statements of CNL Income GW Partnership, LLLP and its subsidiaries appearing in this Annual Report on Form 10-K/A of Great Wolf Resorts, Inc. for the year ended December 31, 2008.
/s/ PricewaterhouseCoopers LLP
Orlando, Florida
August 4, 2009

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